EX-99.(a)(33)

LAZARD RETIREMENT SERIES, INC.

ARTICLES OF AMENDMENT

LAZARD RETIREMENT SERIES, INC., a Maryland corporation having its principal office in the State of Maryland (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Articles of Incorporation of the Corporation (the “Charter”) are hereby amended to change the name of the Corporation’s Lazard Retirement Real Assets and Pricing Opportunities Portfolio to Lazard Retirement Real Assets Portfolio, with the effect that the fifty million (50,000,000) issued and unissued authorized shares of Common Stock known as Service Shares of Lazard Retirement Real Assets and Pricing Opportunities Portfolio are redesignated as Service Shares of Lazard Retirement Real Assets Portfolio and the fifty million (50,000,000) issued and unissued authorized shares of Common Stock known as Investor Shares of Lazard Retirement Real Assets and Pricing Opportunities Portfolio are redesignated as Investor Shares of Lazard Retirement Real Assets Portfolio.

SECOND: The foregoing amendment to the Charter has been approved by a majority of the entire Board of Directors and is limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders.

THIRD: The foregoing amendment does not increase the total number of authorized shares of the Corporation or the aggregate par value thereof. Giving effect to the redesignations in the foregoing amendment, the total number of shares of stock that the Corporation has authority to issue remains at two billion five hundred fifty million (2,550,000,000) shares, all of which are shares of Common Stock, with a par value of one tenth of one cent ($.001) per share, having an aggregate par value of two million five hundred fifty thousand dollars ($2,550,000.00), classified as follows:

Portfolio	Shares Authorized

Lazard Retirement US Equity Concentrated Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement US Small-Mid Cap Equity Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement US Sustainable Equity Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement International Equity Portfolio
Service Shares Common Stock	100,000,000
Investor Shares Common Stock	50,000,000

Portfolio	Shares Authorized

Lazard Retirement International Equity Advantage Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement International Equity Concentrated Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement International Quality Growth Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement International Equity Value Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement International Equity Select Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement International Strategic Equity Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement International Small Cap Equity Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement Managed Equity Volatility Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement Global Strategic Equity Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement Equity Franchise Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement Global Listed Infrastructure Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement Real Assets Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Portfolio	Shares Authorized

Lazard Retirement Emerging Markets Equity Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement Emerging Markets Equity Advantage Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement Developing Markets Equity Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement Emerging Markets Equity Blend Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement Global Dynamic Multi-Asset Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement Opportunistic Strategies Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement Enhanced Opportunities Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Unclassified	200,000,000

Total	2,550,000,000

The undersigned Vice President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts with respect to authorization and approval set forth in these Articles of Amendment are true in all material respects and that this statement is made under penalties of perjury.

IN WITNESS WHEREOF, Lazard Retirement Series, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary as of December 3, 2020.

LAZARD RETIREMENT SERIES, INC.

By:	/s/ Mark R. Anderson
Name: Mark R. Anderson
Title: Vice President

WITNESS:

/s/ Shari Soloway
Name: Shari Soloway
Title: Assistant Secretary

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